Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Structure Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)		Proposed Maximum Offering Price Per Share(4)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Ordinary Shares, $0.0001 par value per share	Rule 457(c)	24,019,215	(3)	$15.10	$362,690,146.50	0.0001476	$53,533.07
			Total Offering Amounts				$362,690,146.50		$53,533.07
			Total Fees Previously Paid
			Total Fee Offsets
			Net Fee Due						$53,533.07

(1)	The ordinary shares (“Ordinary Shares”), $0.0001 par value per share, of Structure Therapeutics Inc. (the “Registrant”) are represented by American Depositary Shares (“ADSs”), each representing three Ordinary Shares.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder also include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(3)	This registration statement registers an aggregate of 24,019,215 of Ordinary Shares (represented by 8,006,405 ADSs) consisting of (i) an aggregate of 21,617,295 Ordinary Shares (represented by 7,205,765 ADSs) and (ii) 2,401,920 Ordinary Shares issuable upon conversion of non-voting ordinary shares (represented by 800,640 ADSs), all of which were acquired by the selling shareholders in a private placement.
(4)	Estimated in accordance with Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee, and is based upon the price of $15.10 per Ordinary Share (or the equivalent of $45.31 per ADS), which was the average of the high and low prices of the Registrant’s ADSs as reported on the Nasdaq Global Market on November 16, 2023, which date is within five business days prior to the filing of this registration statement.